UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): December 2, 2014

              BOWL AMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	01-7829	54-0646173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  6446 Edsall Road, Alexandria, VA 22312

(Address of principal executive offices, including zip code)

           (703) 941-6300

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 2, 2014, Bowl America Incorporated (the “Company”) held an annual meeting of its stockholders for the following purposes:

1. To elect eight nominees as directors as follows:

The board of directors nominated two nominees to stand for election by the holders of the Company’s Class A Common Stock at the 2014 meeting and each of the nominees were elected by a plurality of votes cast by the Class A shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Warren T. Braham	2,171,900	594,215	679,427
Allan L. Sher	2,625,235	140,880	679,427

The board of directors nominated six nominees to stand for election by the holders of the Company’s Class B Common Stock at the 2014 meeting and each of the nominees were elected by a plurality of votes cast by the Class B shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the next annual meeting and until their successors are elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Leslie H. Goldberg	13,810,480	0	0
Ruth E. Macklin	13,810,480	0	0
Merle Fabian	13,810,480	0	0
Nancy Hull	13,810,480	0	0
Cheryl A. Dragoo	13,810,480	0	0
Arthur H. Bill	13,810,480	0	0

2. To approve an advisory resolution on executive compensation as follows:

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company asked stockholders to approve an advisory resolution on executive compensation, commonly referred to as “say on pay”. In accordance with the voting results listed below, the advisory resolution on executive compensation was approved.

FOR:	AGAINST:	ABSTAIN:
16,555,442	11,673	9,480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED

Date December 3, 2014	By:	/s/ Leslie H. Goldberg
Leslie H. Goldberg
President

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